EXHIBIT 99.1
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                                 April 21, 2005



Dear Aubrey and Tom:

     As each of you know I have been considering my ongoing role as a member of the Board of Directors of Chesapeake Energy Corporation. Since Chesapeake Energy has grown into a much larger enterprise, I believe it is the best interest of the Company and its shareholders for all of the board members other than the two of you to be considered independent under the current corporate governance standards. As a result I have decided not to stand for re-election to the Board of Directors this year.

     Chesapeake Energy is a great company due to your efforts and the team you have assembled at the Company. Thank you for the opportunity to be a part of the process during the past 12 years. I will always be proud of having been a founding member of the Chesapeake Board. I wish both of you and the company continued success and will be glad to help in any way that I can.

                                            Very truly yours,


                                            /s/  SHANNON SELF
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                                                 Shannon Self